INVESTOR PRESENTATION


2021

NASDAQ: GNTY

1st Quarter 2021

SAFE HARBOR STATEMENT

ABOUT GUARANTY BANCSHARES, INC.

Guaranty Bancshares, Inc. ("GNTY", "Guaranty" or the "Company") is a bank holding company, headquartered in Mount Pleasant, Texas, that conducts banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A., a national banking association ("Guaranty Bank & Trust" or the "Bank") throughout East Texas, Central Texas, the Houston MSA and the Dallas/Fort Worth MSA. For more information, visit www.gnty.com.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell, a solicitation of an offer to sell, the solicitation of an offer to buy any securities or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NON-GAAP FINANCIAL MEASURES

Guaranty reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures used in managing its business may provide meaningful information about underlying trends in its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Guaranty's reported results prepared in accordance with GAAP. Please see "Reconciliation of Non-GAAP Measures" at the end of this presentation for a reconciliation to the nearest GAAP financial measure.

SAFE HARBOR STATEMENT

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for credit losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the "Risk Factors" referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"). We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this presentation, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Guaranty Bancshares, Inc.

QUARTERLY HIGHLIGHTS

Ty Abston
CEO and Chairman of the Board

Cappy Payne
SR EVP and CFO

Shalene Jacobson
EVP and Chief Risk Officer

Q1 2021– QUARTERLY HIGHLIGHTS

SOLID BALANCE SHEET

- Total assets were $2.89 billion at Mar. 31, 2021, compared to $2.74 billion at Dec. 31, 2020
- Total gross loans were $1.91 billion at Mar. 31, 2021, compared to $1.87 billion at Dec. 31, 2020
- Total deposits were $2.48 billion at Mar. 31, 2021 compared to $2.29 billion at Dec. 31, 2020
- Shareholders' equity was $280.1 million at Mar. 31, 2021 compared to $272.6 million at Dec. 31, 2020
- Cash dividend of $0.20 per common share for both 1Q21 and 4Q20
- Special 10% stock dividend in 1Q21

STRONG NET & CORE EARNINGS, NIM

- Net earnings of $11.0 million, ROAA of 1.60% and ROAE of 16.01%
- Net core earnings* of $9.8 million, core ROAA of 1.50% and core ROAE of 14.29%
- Net earnings of $0.95 basic earnings per share ("EPS"), net core earnings of $0.85 basic EPS
- Net interest margin (FTE), ex-PPP*, was 3.48% in 1Q21, compared to 3.70% in 4Q20 and 3.87% in 1Q20
- Loan yield, ex-PPP*, was 4.79% in 1Q21, compared to 4.83% in 4Q20 and 5.32% in 1Q20
- Cost of interest bearing deposits was 0.42% in 1Q21, compared to 0.51% in 4Q20 and 1.21% in 1Q20

IMPROVED NON-INTEREST INCOME AND EXPENSE

- Non-interest income decreased by $307,000, or 4.8%, linked quarter, driven primarily by a decline in gains on sales of mortgage loans of $497,000 and SBA loans of $128,000 during 1Q21 partially offset by a gain recorded from a BOLI policy of $277,000
- Non-interest expense decreased $861,000, or 4.7%, linked quarter, due primarily to reduced legal, audit and professional fees and deferral of $392,000 of PPP2 loan origination costs during 1Q21
- Efficiency ratio of 56.56%. Excluding the effects of PPP, 65.34%*

*Non-GAAP financial metrics. Net core earnings exclude provisions for loan losses and income tax, net PPP income and interest on PPP-related borrowings. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Q1 2021 – QUARTERLY HIGHLIGHTS

COVID-19 RESPONSE, REDUCED DEFERRALS & PPP

- All Bank locations are back open at normal operating hours
- Approximately 15% of employees are working remotely but we expect nearly all to return by May 1
- 3-month principal and interest (P&I) deferrals were $247.8 million for 658 loans at their peak in 2Q20. There are no P&I deferrals remaining
- 6-month interest-only (I/O) deferrals were $183.7 million for 336 loans at their peak in 2Q20. There are 11 loans remaining in subsequent I/O deferrals with outstanding balances of $49.8 million. These are primarily hotels and all expected to return to contractual payment schedules in 2Q21
- Higher risk industries: Restaurant total commitments of $24.9 million with weighted average LTV of 59.7%, hospitality total commitments of $68.5 million with weighted average LTV of 56.3%, and retail total commitments of $51.4 million, with weighted average LTV of 51.5%
- We originated $209.6 million of PPP1 loans to 1,944 borrowers during the original program. As of March 31, 2021, $135.9 million to 1,414 borrowers has been forgiven by the SBA. Deferred income remaining is $784,000
- As of March 31, 2021, we originated $84.5 million of PPP2 loans to 932 borrowers. We recognized $1.8 million of PPP2 loan origination fees and deferred $2.1 million, net of $392,000 in origination costs. There have been no PPP2 loans submitted for forgiveness to date. We anticipate allowing forgiveness applications once the funding portion of PPP2 program is concluded by the SBA (May 31 or sooner)

*Non-GAAP financial metrics. Net core earnings exclude provisions for loan losses and income tax, net PPP income and interest on PPP-related borrowings. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Q1 2021 – QUARTERLY HIGHLIGHTS

SOLID LOAN PORTFOLIO & CREDIT QUALITY

- Majority of our borrowers have weathered the COVID storm well so far and hopefully additional stimulus will help continue that trend
- Loan growth is expected to be in mid-single digits for 2021, primarily in CRE and C&I
- NIM is falling somewhat but holding up well with respect to many peers
- 63.0%, or $1.2 billion, of the loan portfolio has interest rate floors and 55.0% of those are currently at their rate floor. The weighted average interest rate of loans currently at their floor is 4.43%
- Higher risk COVID industries: Restaurant total commitments of $24.9 million with weighted average LTV of 59.7%, hospitality total commitments of $68.5 million with weighted average LTV of 56.3%, and retail total commitments of $51.4 million, with weighted average LTV of 51.5%
- Non-performing assets to gross loans were 0.19%, compared to 0.70% in 4Q20 and 1.00% in 1Q20
- Net charge-offs were $849,000 in 1Q21, resulting from resolution of three problem borrowers acquired from Westbound Bank in 2018 and all of which where fully reserved prior to COVID-19

CECL

- No provision for credit losses during 1Q21. Reduction in COVID specific Q-factors by 14 bps was offset by growth in loan portfolio and adjustments to standard Q-factors in certain segments
- Allowance for credit losses (ACL) coverage is 1.71% of total loans (1.87%* excluding PPP loans), compared to 1.80% for 4Q20 (1.95%* excluding PPP loans) and 1.28% in 1Q20

*Non-GAAP financial metrics. Net core earnings exclude provisions for loan losses and income tax, net PPP income and interest on PPP-related borrowings. Calculations of these metrics and reconciliations to GAAP are included in the Reconciliation of Non-GAAP Financial Measures pages at the end of this presentation.

Guaranty Bancshares, Inc.

Q & A

For call-in participants:
*9 to Raise Your Hand via Phone
*6 to Unmute Your Line via Phone

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Core Earnings and Net Core Earnings per Common Share

	Quarter Ended				
	2021	2020			
	March 31	December 31	September 30	June 30	March 31
Net earnings	$ 10,962	$ 9,915	$ 10,134	$ 1,075	$ 6,278
Adjustments:					
Provision for credit losses	—	—	(300)	12,100	1,400
Income tax provision (benefit)	2,336	2,290	2,350	(190)	1,445
PPP loans, including fees	(3,513)	(2,654)	(1,076)	(2,540)	—
Net interest expense on PPP-related borrowings	—	—	3	31	—
Net core earnings	$ 9,785	$ 9,551	$ 11,111	$ 10,476	$ 9,123
Weighted-average common shares outstanding, basic	11,528,140	10,966,504	11,012,060	11,025,924	11,432,391
Earnings per common share, basic	$ 0.95	$ 0.90	$ 0.92	$ 0.10	$ 0.55
Net core earnings per common share, basic	0.85	0.87	1.01	0.95	0.80

Net Core Earnings to Average Assets, as Adjusted, and Average Equity

	Quarter Ended				
	2021	2020			
	March 31	December 31	September 30	June 30	March 31
Net core earnings	$ 9,785	$ 9,551	$ 11,111	$ 10,476	$ 9,123
Total average assets	$ 2,775,567	$ 2,659,725	$ 2,639,335	$ 2,657,609	$ 2,325,618
Adjustments:					
PPP loan average balance	(137,251)	(179,240)	(209,506)	(163,184)	—
Excess fed funds sold due to PPP-related borrowings	—	—	(8,152)	(84,066)	—
Total average assets, adjusted	$ 2,638,316	$ 2,480,485	$ 2,421,677	$ 2,410,359	$ 2,325,618
Net core earnings to average assets, as adjusted (annualized)	1.50	1.53	1.83	1.75	1.58
Total average equity	$ 277,612	$ 271,397	$ 265,027	$ 258,225	$ 253,919
Net core earnings to average equity (annualized)	14.29	14.00	16.68	16.32	14.45

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Loan Yield, Net of PPP Effects

	Three Months Ended March 31, 2021			Three Months Ended December 31, 2020		
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total loans	$ 1,886,863	$ 24,195	5.20%	$ 1,937,556	$ 23,998	4.93%
Adjustments:						
PPP loans average balance and net fees	(137,251)	(3,513)	10.38	(179,240)	(2,654)	5.89
Total loans, net of PPP effects	$ 1,749,612	$ 20,682	4.79%	$ 1,758,316	$ 21,344	4.83%
Effect of removing PPP loans on loan yield			0.41%			0.10%

	Three Months Ended March 31, 2021			For the Three Months Ended March 31, 2020		
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total loans	$ 1,886,863	$ 24,195	5.20%	$ 1,701,525	$ 22,517	5.32%
Adjustments:						
PPP loans average balance and net fees	(137,251)	(3,513)	10.38	—	—	—
Total loans, net of PPP effects	$ 1,749,612	$ 20,682	4.79%	$ 1,701,525	$ 22,517	5.32%
Effect of removing PPP loans on loan yield			0.41%			0.00%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ACL to Total Loans, Excluding PPP

	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended March 31, 2020
Total loans	$ 1,912,367	$ 1,866,819	$ 1,718,353
Adjustments:			
PPP loans	(158,236)	(139,808)	—
Total loans, excluding PPP	$ 1,754,131	$ 1,727,011	$ 1,718,353
Allowance for credit losses	$ 32,770	$ 33,619	$ 21,948
Allowance for credit losses / period-end loans	1.71%	1.80%	1.28%
Allowance for credit losses / period-end loans, excluding PPP	1.87	1.95	1.28

Efficiency Ratio, Net of PPP Effects

	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
Total noninterest expense	$ 17,312	$ 18,173
Adjustments:		
PPP-related deferred costs	392	—
Total noninterest expense, net of PPP effects	$ 17,704	$ 18,173
Net interest income	24,491	23,952
Net interest income, net of PPP effects	20,978	21,298
Noninterest income	$ 6,119	$ 6,426
Efficiency ratio[1]	56.56%	59.82%
Efficiency ratio, net of PPP effects[2]	65.34	65.55

(1) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

(2) The efficiency ratio, net of PPP effects, was calculated by dividing total noninterest expense, net of PPP-related deferred costs, by net interest income, net of PPP effects, plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Net Interest Income and Net Interest Margin, Net of PPP Effects

	For the Three Months Ended March 31, 2021		
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Net interest income		$ 24,491	
Adjustments:			
PPP-related interest income		(335)	
PPP-related net origination fees		(3,178)	
Net interest income, net of PPP effects		$ 20,978	
Total interest-earning assets	$ 2,609,299		
Total interest-earning assets, net of PPP effects	2,472,048		
Net interest margin(1)			3.81 %
Net interest margin, net of PPP effects			3.44 %

(1) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.